Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT:

The undersigned director of Torchmark Corporation (the “Company”) constitutes and appoints Michael J. Klyce, Gary L. Coleman, Larry M. Hutchison and Carol A. McCoy, and each of them severally, her true and lawful attorneys-in-fact for her and in her name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering the Torchmark Corporation Amended and Restated 2005 Non-Employee Director Incentive Plan together with any accompanying Form S-3 resale prospectus and any and all amendments and post-effective amendments thereto, and to file the same with all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have signed this Power of Attorney in the capacity and on the date indicated below.

/s/ M. Jane Buchan
M. Jane Buchan Director
Date: July 5, 2007